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                                                                  EXHIBIT 22.1

                  Subsidiaries of FullNet Communications, Inc.



         Name                               State of Incorporation
         ----                               ----------------------
         FullNet, Inc.                           Oklahoma
         FullTel, Inc.                           Oklahoma
         FullSolutions, Inc.                     Oklahoma
         *Full Web, Inc.                         Oklahoma

* A wholly owned subsidiary of FullSolutions, Inc.